FLEXIBLE PREMIUM
           DEFERRED VARIABLE
           ANNUITY CONTRACT

RELIASTAR

LIFE INSURANCE COMPANY
OF NEW YORK

A Stock Company
--------------------------------------------------------------------------------

------------------------------------------------------------------------------
| Annuitant            Owner                                                 |
| [THOMAS J. DOE]      [JOHN Q. DOE]                                         |
|                                                                            |
|----------------------------------------------------------------------------|
| Initial Premium      Annuity Option            Annuity Commencement Date   |
| [$10,000]            [LIFE 10-YEAR CERTAIN]    [JANUARY 1, 2026]           |
|----------------------------------------------------------------------------|
| Separate Account(s)                            Contract Number             |
| [SEPARATE ACCOUNT NY-B]                        [123456]                    |
------------------------------------------------------------------------------

This is a legal Contract between you and us. Please read it carefully. In this Contract you or your refers to the Owner shown above. We, our or us refers to Reliastar Life Insurance Company of New York. Our home office is at 1475 Dunwoody Drive, West Chester, P.A. 19380. You may allocate this Contract's Accumulation Value between the Variable Separate Account and the General Account.

If this Contract is in force, we will make income payments to you starting on the Annuity Commencement Date as shown in the Schedule. If you die prior to the Annuity Commencement Date, we will pay a Death Benefit to the Beneficiary. The amount of such benefit is subject to the terms of this Contract. There will be deductions from the Separate Account for mortality and expense risk as well as administrative charges. See the Schedule.

ON THE ANNUITY COMMENCEMENT DATE, IF A VARIABLE ANNUITY PAYMENT IS CHOSEN, YOU MAY ELECT AN ASSUMED INTEREST RATE (AIR) OF 3.5% OR 5.0%. IF THE PORTION OF ANY VARIABLE ANNUITY PAYMENT FOR ANY VARIABLE SEPARATE ACCOUNT DIVISION IS NOT TO DECREASE, THE ANNUITY RETURN RATE UNDER THE SEPARATE ACCOUNT FOR THAT DIVISION MUST BE: (A) 4.90% ON AN ANNUAL BASIS WHICH INCLUDES AN ANNUAL RETURN OF UP TO 0.15% TO OFFSET THE ADMINISTRATIVE CHARGE SET AT THE TIME ANNUITY PAYMENTS COMMENCE, IF AN AIR OF 3.5% IS CHOSEN; OR (B) 6.40% ON AN ANNUAL BASIS WHICH INCLUDES AN ANNUAL RETURN OF UP TO 0.15% TO OFFSET THE ADMINISTRATIVE CHARGE SET AT THE TIME ANNUITY PAYMENTS COMMENCE, IF AN AIR OF 5.0% IS CHOSEN. PROVISIONS REGARDING ANNUITY BENEFITS ARE DESCRIBED BEGINNING ON PAGE 22.

ALL PAYMENTS AND VALUES, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A VARIABLE SEPARATE ACCOUNT DIVISION, MAY INCREASE OR DECREASE IN DOLLAR AMOUNT, DEPENDING ON THE CONTRACT'S INVESTMENT RESULTS.

RIGHT TO EXAMINE THIS CONTRACT: YOU MAY RETURN THIS CONTRACT TO US OR THE AGENT THROUGH WHOM YOU PURCHASED IT WITHIN 10 DAYS AFTER YOU RECEIVE IT. IF SO RETURNED, WE WILL TREAT THE CONTRACT AS THOUGH IT WERE NEVER ISSUED. UPON RECEIPT WE WILL PROMPTLY REFUND THE ACCUMULATION VALUE, PLUS ANY CHARGES WE HAVE DEDUCTED AS OF THE EFFECTIVE DATE OF CANCELLATION.

Customer Service Center
909 Locust Street                      Signed: /S/ Paula Cludray-Engelke
Des Moines, IA 50309                           Secretary

                                       Signed: /S/ JR Gelder
                                               President

--------------------------------------------------------------------------------
FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT - NO DIVIDENDS

Variable Cash Surrender Values while the Annuitant and Owner are living and prior to the Annuity Commencement Date. Death Benefit subject to guaranteed minimum. Partial Withdrawal Option. Non-participating. Investment results reflected in values.

RLNY-IA-1090

                                CONTRACT CONTENTS
--------------------------------------------------------------------------------


THE SCHEDULE                                                    YOUR CONTRACT BENEFITS......................14
    Payment and Investment Information........   3A                Cash Value Benefit
    The General Account.......................   3B                Partial Withdrawals
    Contract Facts............................   3C                Surrender Charge
    Charges and Fees..........................   3D                Waiver of Surrender Charge
    Income Plan Factors.......................   3E                Dollar Cost Averaging
                                                                   Proceeds Payable to the Beneficiary

IMPORTANT TERMS..............................    4
                                                                BENEFIT OPTION PACKAGES.....................18
INTRODUCTION TO THIS CONTRACT................    6                 Election of Benefit Option Packages
    The Contract                                                   Description of Benefit Package I
    The Owner                                                      Description of Benefit Package II
    The Annuitant                                                  Description of Benefit Package III
    Death of Owner                                                 Continuation Upon Death of Owner -
    The Beneficiary                                                    Applicable To All Benefit Packages
    Change of Owner or Beneficiary
                                                                CHOOSING AN INCOME PLAN.................... 22
PREMIUM PAYMENTS AND ALLOCATION CHANGES.......   8                 Annuity Benefits
    Payment When Named Person Dies                                 Annuity Commencement Date Selection
    Initial Premium Payment                                        Frequency Selection
    Additional Premium Payments                                    The Income Plan
    Your Right to Change Allocation of                             The Annuity Options
    Accumulation Value
    Transfers from a Guaranteed Interest Division               OTHER IMPORTANT INFORMATION...............25
         of the General Account                                    Sending Notice to Us
    Limitations of Allocations                                     Reports to Owner
    What Happens if a Variable Separate Account                    Assignment - Using this Contract
    Division is Not Available                                        as Collateral Security
    Restricted Funds                                               Changing this Contract
    Thresholds                                                     Contract Changes - Applicable Tax Law
    Dollar Cap                                                     Misstatement of Age or Sex
    Premium Threshold                                              Non-Participating
    Allocation Threshold                                           Contestability
    Thresholds - Effect on Withdrawals                             Payments We May Defer
    Threshold Processing                                           Authority to Make Agreements
                                                                        Required Note on Our Computations

HOW WE MEASURE THE CONTRACT'S ACCUMULATION
    VALUE.....................................   11
      The Variable Separate Account
      The General Account
      Valuation Period
      Accumulation Value
      Accumulation Value in each Division
      Measurement of Investment Experience
      Charges Deducted from Accumulation Value on
         each Contract Processing Date

     Copies of any additional Riders and Endorsements are at the back of this Contract.

THE SCHEDULE

     The Schedule gives specific facts about this Contract and its coverage. Please refer to the Schedule while reading this Contract.

RLNY-IA-1090                                                      2

                                  THE SCHEDULE

                       PAYMENT AND INVESTMENT INFORMATION
--------------------------------------------------------------------------------

------------------------------------------------------------------------------
| Annuitant               Owner                                              |
| [THOMAS J. DOE]         [JOHN Q. DOE]                                      |
|----------------------------------------------------------------------------|
| Annuitant's Issue Age   Annuitant's Sex           Owner's Issue Age        |
| [55]                    [MALE]                    [35]                     |
|----------------------------------------------------------------------------|
| Initial Premium         Annuity Option            Annuity Commencement Date|
| [$10,000]               [LIFE 10-YEAR CERTAIN]    [JANUARY 1, 2026]        |
|----------------------------------------------------------------------------|
| Contract Date           Issue Date                Residence   Status       |
| [JANUARY 1, 1996]       [JANUARY 1, 1996]         [NEW YORK]               |
|----------------------------------------------------------------------------|
| Schedule Date           Benefit Opiton Package                             |
| [JANUARY 1, 1996]       [I]                                                |
------------------------------------------------------------------------------
| Separate Account(s)                               Contract Number          |
| [SEPARATE ACCOUNT NY-B]                           [123456]                 |
------------------------------------------------------------------------------

INITIAL INVESTMENT

Initial Premium Payment received:                    [$10,000]

Your initial Accumulation Value has been invested as follows:

                                                          Percentage of
                    Divisions                           Accumulation Value
                    ---------                           ------------------
                  [Liquid Asset                                95%
   Guaranteed Interest Division - 1 Year @3.5%]                5%]
   --------------------------------------------


                      Total                                    100%
                      =====                                    ====



RLNY-IA-1090                                             3A1

                                  THE SCHEDULE

--------------------------------------------------------------------------------

------------------------------------------------------------------------------
| Annuitant            Owner                                                 |
| [THOMAS J. DOE]      [JOHN Q. DOE]                                         |
|                                                                            |
|----------------------------------------------------------------------------|
| Initial Premium      Annuity Option            Annuity Commencement Date   |
| [$10,000]            [LIFE 10-YEAR CERTAIN]    [JANUARY 1, 2026]           |
|----------------------------------------------------------------------------|
| Separate Account(s)                            Contract Number             |
| [SEPARATE ACCOUNT NY-B]                        [123456]                    |
------------------------------------------------------------------------------

ADDITIONAL PREMIUM PAYMENT INFORMATION

Except in the case of a Contract issued as an IRA, we will accept additional Premium Payments until either you or the Annuitant reach the Attained Age of 86. The minimum additional payment which may be made is $500.00.

If this Contract is issued as an IRA, no contributions may be made for the taxable year in which you attain age 70 1/2 and thereafter (except for rollover contributions). The minimum additional payment which may be made to a Contract issued as an IRA is $50.00

Any additional payment which would cause the Contract's Accumulation Value to exceed $1,000,000 requires our prior approval.


RLNY-IA-1090                                             3A2

                                  THE SCHEDULE
                               THE GENERAL ACCOUNT
--------------------------------------------------------------------------------

------------------------------------------------------------------------------
| Annuitant            Owner                                                 |
| [THOMAS J. DOE]      [JOHN Q. DOE]                                         |
|                                                                            |
|----------------------------------------------------------------------------|
| Initial Premium      Annuity Option            Annuity Commencement Date   |
| [$10,000]            [LIFE 10-YEAR CERTAIN]    [JANUARY 1, 2026]           |
|----------------------------------------------------------------------------|
| Separate Account(s)                            Contract Number             |
| [SEPARATE ACCOUNT NY-B]                        [123456]                    |
------------------------------------------------------------------------------

GENERAL ACCOUNT

Guaranteed Interest Division

A Guaranteed Interest Division is an investment option available in the General Account. It provides an annual minimum interest rate of 3%. At our sole discretion, we may periodically declare higher interest rates for specific Guarantee Periods. Such rates will apply to periods following the date of declaration. Any declaration will be by class and will be based on our future expectations.

Guarantee Periods

We currently offer Guarantee Periods of 1, 3, 5, 7 and 10 years. We may, at our discretion, offer Guarantee Periods of durations other than those available on the Contract Date. We also reserve the right to cease offering a particular Guarantee Period or Periods. Each allocation to a Guaranteed Interest Division will be guaranteed an interest rate for the entire Guarantee Period elected. The Guarantee Period starts on the day an allocation is made to a Guaranteed Interest Division and ends on the last day of the calendar month, the Maturity Date, following 1, 3, 5, 7 or 10 years, as appropriate.

Refer to Premium Payments and Allocation Changes beginning on Page 8 for information on transfers from a Guaranteed Interest Division and limitations of allocations, if any.

RLNY-IA-1090                                              3B

                                  THE SCHEDULE
                                 CONTRACT FACTS
--------------------------------------------------------------------------------

------------------------------------------------------------------------------
| Annuitant            Owner                                                 |
| [THOMAS J. DOE]      [JOHN Q. DOE]                                         |
|                                                                            |
|----------------------------------------------------------------------------|
| Initial Premium      Annuity Option            Annuity Commencement Date   |
| [$10,000]            [LIFE 10-YEAR CERTAIN]    [JANUARY 1, 2026]           |
|----------------------------------------------------------------------------|
| Separate Account(s)                            Contract Number             |
| [SEPARATE ACCOUNT NY-B]                        [123456]                    |
------------------------------------------------------------------------------

CONTRACT FACTS

Contract Processing Date

The Contract Processing Date for your Contract is [April 1] of each year.

Specially Designated Division

When a distribution is made from an investment portfolio underlying a Separate Account Division in which reinvestment is not available, we will allocate the amount of the distribution to the Liquid Asset Division unless you specify otherwise.

Benefit Option Package

Benefit Option Package [I] was selected

CHOOSING AN INCOME PLAN

Required Date of Annuity Commencement

Distributions from a Contract funding a qualified plan must commence no later than April 1st of the calendar year following the calendar year in which you attain age 70 1/2. Otherwise, the Annuity Commencement Date may be no later than the same date as the Contract Processing Date in the month following the later of the Annuitant's 90th birthday or 10 years after the last Premium Payment. In applying the Accumulation Value, we may first collect any Premium Taxes due us. If, on the Annuity Commencement Date, a Surrender Charge remains, your elected Annuity Option must include a period certain of at least ten years duration.

Minimum Annuity Income Payment

The minimum initial monthly annuity income payment that we will make is $50. The minimum total income payments in any one year is $250. We have the right to increase these minimums based upon increases reflected in the Consumer Price Index - Urban (CPI-U) since July 1, 1993.

OPTIONAL RIDERS

    [Premium Credit Rider]



RLNY-IA-1090                                             3C1

                                  THE SCHEDULE
                           CONTRACT FACTS (continued)
--------------------------------------------------------------------------------

------------------------------------------------------------------------------
| Annuitant            Owner                                                 |
| [THOMAS J. DOE]      [JOHN Q. DOE]                                         |
|                                                                            |
|----------------------------------------------------------------------------|
| Initial Premium      Annuity Option            Annuity Commencement Date   |
| [$10,000]            [LIFE 10-YEAR CERTAIN]    [JANUARY 1, 2026]           |
|----------------------------------------------------------------------------|
| Separate Account(s)                            Contract Number             |
| [SEPARATE ACCOUNT NY-B]                        [123456]                    |
------------------------------------------------------------------------------

RESTRICTED FUNDS

         The designation of a Division as a Restricted Fund may be changed by us upon 30 days notice to you with regard to future transfers and Premium Payments into such Division in accordance with the provisions described on Pages 9 and 10 of the Contract. Restricted Funds are subject to limits as to amounts which may be invested or transferred into such Division. Restricted Funds, if any, are shown below as well as any applicable total Contract limits:

         [ING VP Value Opportunity Portfolio]

Restricted Fund Limits

            Maximum
        Allocation % of          Maximum
      Accumulation Value        Premium %            Dollar Cap
      ------------------        ---------            ----------
              30%                99.999%             $9,999,999


We also limit amounts which may be invested or transferred into each individual Restricted Fund. The limits for investment in each Restricted Fund are expressed as a percentage of Accumulation Value, premium or maximum dollar amount in accordance with the provisions described in the section entitled Your Contract Benefits on Pages 9 and 10 of the Contract. The limits for investment in an individual Restricted Fund are the same as the aggregate Restricted Fund Limits set forth above. Refer to Your Contract Benefits on Pages 9 and 10 for additional provisions regarding Restricted Funds.


RLNY-IA-1090                                             3C2

                                  THE SCHEDULE
                                CHARGES AND FEES
--------------------------------------------------------------------------------

------------------------------------------------------------------------------
| Annuitant            Owner                                                 |
| [THOMAS J. DOE]      [JOHN Q. DOE]                                         |
|                                                                            |
|----------------------------------------------------------------------------|
| Initial Premium      Annuity Option            Annuity Commencement Date   |
| [$10,000]            [LIFE 10-YEAR CERTAIN]    [JANUARY 1, 2026]           |
|----------------------------------------------------------------------------|
| Separate Account(s)                            Contract Number             |
| [SEPARATE ACCOUNT NY-B]                        [123456]                    |
------------------------------------------------------------------------------

DEDUCTIONS FROM PREMIUMS

None

DEDUCTIONS FROM ACCUMULATION VALUE

Initial Administrative Charge

None

Administrative Charge

We charge a maximum of $30 annually to cover a portion of our ongoing administrative expenses for each Contract Processing Period. The charge is incurred at the beginning of the Contract Processing Period and deducted on a pro-rata basis on the Contract Processing Date at the end of the period.

At the time of deduction, this charge will be waived if:
(1)      The Accumulation Value is at least $50,000; or
(2)      The sum of premiums paid to date is at least $50,000

Excess Allocation Charge

$25. We reserve the right to waive this charge. Any charge will be deducted in proportion to the amount being transferred from each Division.

Surrender Charge

A Surrender Charge is imposed as a percentage of premium not previously withdrawn if the Contract is surrendered or an Excess Partial Withdrawal is taken. The percentage imposed at time of surrender or Excess Partial Withdrawal depends on the number of complete years that have elapsed since a Premium Payment was made. The Surrender Charge expressed as a percentage of each Premium Payment is shown below.

Complete Years Elapsed
Since Premium Payment     0     1     2     3     4     5     6    7+
---------------------------------------------------------------------
Surrender Charges         6%    6%    6%    6%    5%    4%    3%   0%


Waiver of Surrender Charge

We will waive any Surrender Charge incurred due to a surrender or Excess Partial Withdrawal in the event you are subject to Qualified Extended Medical Care or suffer from a Qualifying Terminal Illness in accordance with the applicable provisions described under the section entitled Your Contract Benefits.


RLNY-IA-1090                                             3D1

                                  THE SCHEDULE
                          CHARGES AND FEES (continued)
--------------------------------------------------------------------------------

------------------------------------------------------------------------------
| Annuitant            Owner                                                 |
| [THOMAS J. DOE]      [JOHN Q. DOE]                                         |
|                                                                            |
|----------------------------------------------------------------------------|
| Initial Premium      Annuity Option            Annuity Commencement Date   |
| [$10,000]            [LIFE 10-YEAR CERTAIN]    [JANUARY 1, 2026]           |
|----------------------------------------------------------------------------|
| Separate Account(s)                            Contract Number             |
| [SEPARATE ACCOUNT NY-B]                        [123456]                    |
------------------------------------------------------------------------------

Premium Taxes

We deduct the amount of any premium or other state and local taxes levied by any state or governmental entity when such taxes are incurred.

We may, at our option defer collection of any applicable Premium Taxes until surrender or until application of Accumulation Value to an Annuity Option. An Excess Partial Withdrawal will result in the deduction of any Premium Tax then due us on such amount. We may, at our option, change the amount we charge for Premium Tax charges on future Premium Payments to conform with changes in the law or if you change your state of residence.

Deductions from the Divisions

Mortality and Expense Risk Charge - We deduct a charge from the assets in each
---------------------------------
Variable Separate Account Division on a daily basis for mortality and expense risks. The charge is not deducted from the General Account values. Prior to the Annuity Commencement Date, the Mortality and Expense Risk Charge varies by Benefit Option Package selected by you, as follows:

   -------------------- ---------------------- ---------------------------------
    Benefit Option        The Maximum Daily    Equivalent to an Annual Maximum
   Package Selected:          Charge Is:                   Rate of:
   -------------------- ---------------------- ---------------------------------
           I                  0.002477%                      .90%
   -------------------- ---------------------- ---------------------------------
          II                  0.003030%                     1.10%
   -------------------- ---------------------- ---------------------------------
          III                 0.003446%                     1.25%
   -------------------- ---------------------- ---------------------------------

After the Annuity Commencement Date, the maximum daily Mortality and Expense Risk Charge will be 0.003446% (equivalent to an annual maximum rate of 1.25%), regardless of Benefit Option Package.

Asset Based Administrative Charge - We deduct a charge of not more than
---------------------------------
0.000411% of the assets in each Variable Separate Account Division on a daily basis (equivalent to an annual maximum rate of 0.15%) to compensate us for a portion of our ongoing administrative expenses. This charge is not deducted from the General Account values.

CHARGE DEDUCTION DIVISION

If elected by you, all charges against the Accumulation Value in this Contract will be deducted from the Liquid Asset Division.


RLNY-IA-1090                                             3D2

                                  THE SCHEDULE
                               INCOME PLAN FACTORS
--------------------------------------------------------------------------------

------------------------------------------------------------------------------
| Annuitant            Owner                                                 |
| [THOMAS J. DOE]      [JOHN Q. DOE]                                         |
|                                                                            |
|----------------------------------------------------------------------------|
| Initial Premium      Annuity Option            Annuity Commencement Date   |
| [$10,000]            [LIFE 10-YEAR CERTAIN]    [JANUARY 1, 2026]           |
|----------------------------------------------------------------------------|
| Separate Account(s)                            Contract Number             |
| [SEPARATE ACCOUNT NY-B]                        [123456]                    |
------------------------------------------------------------------------------

Values for other payment periods, ages or joint life combinations are available on request. Monthly payments are shown for each $1,000 applied based on the Annuity 2000 Mortality Table.

                       OPTION 1: INCOME FOR A FIXED PERIOD

--------------------------------------------------------------------------------
       Rates for Fixed Annuity Payments with a 3% Guaranteed Interest Rate
--------------------------------------------------------------------------------
      Years          Income        Years       Income       Years       Income

        5            17.95           14         7.28          23         5.00
        6            15.18           15         6.89          24         4.85
        7            13.20           16         6.54          25         4.72
        8            11.71           17         6.24          26         4.60
        9            10.56           18         5.98          27         4.49
        10            9.64           19         5.74          28         4.38
        11            8.88           20         5.53          29         4.28
        12            8.26           21         5.33          30         4.19
        13            7.73           22         5.16

--------------------------------------------------------------------------------
   Rates for Variable Annuity Payments with a 3.5% Assumed Interest Rate (AIR)
--------------------------------------------------------------------------------
      Years        Income        Years          Income       Years      Income

        5          18.17           14            7.51          23        5.25
        6          15.39           15            7.12          24        5.11
        7          13.41           16            6.78          25        4.98
        8          11.93           17            6.48          26        4.86
        9          10.78           18            6.22          27        4.75
        10          9.86           19            5.98          28        4.64
        11          9.11           20            5.77          29        4.55
        12          8.49           21            5.58          30        4.46
        13          7.96           22            5.41

--------------------------------------------------------------------------------
    Rates for Variable Annuity Payments with a 5% Assumed Interest Rate (AIR)
--------------------------------------------------------------------------------
      Years      Income      Years       Income        Years       Income

        5        18.82         14         8.23           23         6.04
        6        16.05         15         7.85           24         5.91
        7        14.08         16         7.52           25         5.78
        8        12.61         17         7.23           26         5.67
        9        11.46         18         6.97           27         5.56
        10       10.55         19         6.74           28         5.47
        11        9.81         20         6.54           29         5.38
        12        9.19         21         6.36           30         5.30
        13        8.67         22         6.19


RLNY-IA-1090                                             3E1

                                  THE SCHEDULE
                         INCOME PLAN FACTORS (continued)
--------------------------------------------------------------------------------

------------------------------------------------------------------------------
| Annuitant            Owner                                                 |
| [THOMAS J. DOE]      [JOHN Q. DOE]                                         |
|                                                                            |
|----------------------------------------------------------------------------|
| Initial Premium      Annuity Option            Annuity Commencement Date   |
| [$10,000]            [LIFE 10-YEAR CERTAIN]    [JANUARY 1, 2026]           |
|----------------------------------------------------------------------------|
| Separate Account(s)                            Contract Number             |
| [SEPARATE ACCOUNT NY-B]                        [123456]                    |
------------------------------------------------------------------------------

                  OPTION 2: INCOME FOR LIFE (SINGLE ANNUITANT)

--------------------------------------------------------------------------------
       Rates for Fixed Annuity Payments with a 3% Guaranteed Interest Rate
--------------------------------------------------------------------------------
                      Option 2(b)            Option 2(b)            Option 2(c)
  Adjusted Age      10 Years Certain      20 Years Certain        Refund Certain
                      Male/Female            Male/Female            Male/Female

       50              $4.06/3.83            $3.96/3.77             $3.93/3.75
       55              4.43/4.14              4.25/4.05              4.25/4.03
       60              4.90/4.56              4.57/4.37              4.66/4.40
       65              5.51/5.10              4.90/4.73              5.12/4.83
       70              6.26/5.81              5.18/5.07              5.76/5.42
       75              7.11/6.70              5.38/5.33              6.58/6.19
       80              7.99/7.70              5.48/5.46              7.69/7.21
       85              8.72/8.59              5.52/5.51              8.72/8.59
       90              9.23/9.18              5.53/5.53             10.63/10.53

--------------------------------------------------------------------------------
   Rates for Variable Annuity Payments with a 3.5% Assumed Interest Rate (AIR)
--------------------------------------------------------------------------------
                          Option 2(b)                    Option 2(b)
  Adjusted Age          10 Years Certain              20 Years Certain
                    Male/Female Male/Female

       50                  4.36/4.12                      4.25/4.06
       55                  4.72/4.43                      4.53/4.33
       60                  5.18/4.84                      4.84/4.64
       65                  5.79/5.37                      5.16/4.99
       70                  6.53/6.08                      5.44/5.33
       75                  7.38/6.96                      5.62/5.58
       80                  8.23/7.95                      5.72/5.71
       85                  8.96/8.83                      5.76/5.76
       90                  9.46/9.41                      5.77/5.77

--------------------------------------------------------------------------------
    Rates for Variable Annuity Payments with a 5% Assumed Interest Rate (AIR)
--------------------------------------------------------------------------------
                          Option 2(b)                    Option 2(b)
  Adjusted Age          10 Years Certain              20 Years Certain
                    Male/Female Male/Female

       50                  5.28/5.04                      5.15/4.98
       55                  5.62/5.33                      5.41/5.22
       60                  6.06/5.72                      5.69/5.50
       65                  6.65/6.23                      5.98/5.82
       70                  7.36/6.91                      6.23/6.13
       75                  8.17/7.77                      6.40/6.36
       80                  9.00/8.72                      6.49/6.48
       85                  9.69/9.56                      6.53/6.53
       90                 10.17/10.12                     6.54/6.54


RLNY-IA-1090                                             3E2

                                 IMPORTANT TERMS
--------------------------------------------------------------------------------

ACCUMULATION VALUE - The amount that a Contract provides for investment at any time. Initially, this amount is equal to the premium paid.

ANNUITANT - The person designated by you to be the measuring life in determining Annuity Payments.

ANNUITY COMMENCEMENT DATE - For each Contract, the date on which Annuity Payments begin.

ANNUITY OPTIONS - Options you select that determine the form and amount of Annuity Payments.

ANNUITY PAYMENT - The periodic payment you receive.

ATTAINED AGE - Your age, or that of the Annuitant, on the Contract Issue Date plus the number of full years elapsed since the Contract Date.

BENEFICIARY - The person designated to receive benefits in the case of your death.

BUSINESS DAY - Any day the New York Stock Exchange ("NYSE") is open for trading, exclusive of federal holidays, or any day on which the Securities and Exchange Commission ("SEC") requires that mutual funds, unit investment trusts or other investment portfolios be valued.

CASH SURRENDER VALUE - The amount you receive upon surrender of the Contract as described under the section entitled Your Contract Benefits.

CONTRACT ANNIVERSARY - The anniversary of the Contract Date.

CONTRACT DATE - The date we received the initial premium and upon which we begin determining the Contract values. It may not be the same as the Contract Issue Date. This date is used to determine Contract months, processing dates, years, and anniversaries.

CONTRACT ISSUE DATE - The date the Contract is issued at our Customer Service Center.

CONTRACT PROCESSING DATES - The days when we deduct certain charges from the Accumulation Value. If the Contract Processing Date is not a Valuation Date, it will be on the next succeeding Valuation Date. The Contract Processing Date will be on the Contract Anniversary of each year.

CONTRACT PROCESSING PERIOD - The period between successive Contract Processing
     Dates unless it is the first Contract Processing Period. In that case, it is the period from the Contract Date to the first Contract Processing Date.

CONTRACT YEAR - The period between Contract Anniversaries.

CHARGE DEDUCTION DIVISION - The Division from which all charges are deducted if so designated or elected by you.

CONTINGENT ANNUITANT - The person designated by you who, upon the Annuitant's death prior to the Annuity Commencement Date, becomes the Annuitant

CREDIT(S) - An amount added by us to the Accumulation Value based on premium received during the first Contract Year when an optional Premium Credit Rider is attached to this Contract at issue.

DOLLAR COST AVERAGING (DCA) - A program that permits systematic or automatic transfer of amounts allocated to the Liquid Asset Division or a Guaranteed Interest Division with a six-month or one-year Guarantee Period to one or more of the Variable Separate Account Divisions as specified by you.

RLNY-IA-1090                                                4

--------------------------------------------------------------------------------

EXPERIENCE FACTOR - The factor which reflects the investment experience of the portfolio in which a Variable Separate Account Division invests and also reflects the charges assessed against the Division for a Valuation Period.

GUARANTEE PERIOD - The period of years a rate of interest is guaranteed to be credited to allocations to a Guaranteed Interest Division

GUARANTEED INTEREST DIVISION - An investment option available in the General
     Account, an account which contains all of our assets other than those held in our Separate Accounts.

GUARANTEED INTEREST RATE - The effective annual interest rate which we will credit for a specified Guarantee Period.

GUARANTEED MINIMUM INTEREST RATE - The minimum interest rate which can be declared by us for allocations to the Guaranteed Interest Divisions. The Guaranteed Minimum Interest Rate is an effective annual rate of 3.0%

INDEX OF INVESTMENT EXPERIENCE - The index that measures the performance of a Variable Separate Account Division.

INITIAL PREMIUM - The payment amount required to put each Contract in effect.

ISSUE AGE - Your age, or age of the Annuitant on the last birthday on or before the Contract Date.

MATURITY DATE - The date on which a Guarantee Period matures.

OWNER- The person who owns a Contract and is entitled to exercise all rights of the Contract. This person's death also initiates payment of the Death Benefit. "You" and "Your" refer to the Owner.

RIDERS - Riders add provisions or change the terms of the Contract.

SCHEDULE DATE - The date on which the Benefit Option Package takes effect. On the Contract Issue Date, the Schedule Date is the same as the Contract Date. Thereafter, if you elect to replace the then current Benefit Option Package with another available Benefit Option Package, the Schedule Date will be the effective date of the change.

SPECIALLY DESIGNATED DIVISION - Distributions from a portfolio underlying a Division in which reinvestment is not available will be allocated to this Division unless you specify otherwise.

VALUATION DATE - The day at the end of a Valuation Period when each Division is valued.

VALUATION PERIOD - Each business day together with any non-business days before it.

VARIABLE SEPARATE ACCOUNT DIVISION - An investment option available in the Variable Separate Account.


RLNY-IA-1090                                                5

                          INTRODUCTION TO THIS CONTRACT
--------------------------------------------------------------------------------

THE CONTRACT

This is a legal Contract between you and us. We provide benefits as stated in this Contract. In return, you supply us with the Initial Premium Payment required to put this Contract in effect.

This Contract, together with any attached Application, Riders or Endorsements, constitutes the entire Contract. Riders and Endorsements add provisions or change the terms of the basic Contract.

THE OWNER

You are the Owner of this Contract. You are also the Annuitant unless another Annuitant has been named by you and is shown in the Schedule. You have the rights and options described in this Contract, including but not limited to the right to receive the Annuity Benefits on the Annuity Commencement Date.

One or more people may own this Contract. If there are multiple Owners named, the age of the oldest Owner will be used to determine the applicable Death Benefit. In the case of a sole Owner who dies prior to the Annuity Commencement Date, we will pay the Beneficiary the Death Benefit then due. If the sole Owner is not an individual, we will treat the Annuitant as Owner for the purpose of determining when the Owner dies under the Death Benefit provision (if there is no Contingent Annuitant), and the Annuitant's age will determine the applicable Death Benefit payable to the Beneficiary. The sole Owner's estate will be the Beneficiary if no Beneficiary designation is in effect, or if the designated Beneficiary has predeceased the Owner. In the case of a joint Owner of the Contract dying prior to the Annuity Commencement Date, the surviving Owner(s) will be deemed to be the Beneficiary(ies) and any other Beneficiary(ies) on record will be treated as the contingent Beneficiary(ies).

THE ANNUITANT

The Annuitant is the measuring life of the Annuity Benefits provided under this Contract. You may name a Contingent Annuitant. The Annuitant may not be changed during the Annuitant's lifetime.

If the Annuitant dies before the Annuity Commencement Date, the Contingent Annuitant becomes the Annuitant. You will be the Contingent Annuitant unless you name someone else. The Annuitant must be a natural person. If the Annuitant dies and no Contingent Annuitant has been named, we will allow you sixty days to designate someone other than yourself as an Annuitant. If all Owners are not individuals and, through the operation of this provision, an Owner becomes Annuitant, we will pay the death proceeds to the Beneficiary. If there are joint Owners, we will treat the youngest of the Owners as the Contingent Annuitant designated, unless you elect otherwise.

DEATH OF OWNER

Death of Owner On Or After Annuity Commencement Date

If any Owner dies on or after the Annuity Commencement Date but prior to the time the entire interest in the Contract has been distributed, the remaining portion will be distributed at least as rapidly as under the method of distribution being used as of the date of the Owner's death.

Death of Owner Prior to Annuity Commencement Date

If any Owner dies prior to the Annuity Commencement Date, the entire interest in the Contract will be distributed within five years after the Owner's death. However, this distribution requirement will be considered satisfied as to any portion of the Owner's interest in the Contract which is payable to or for the benefit of a Designated Beneficiary and which will be distributed over the life of such Designated Beneficiary or over a period not extending beyond the life expectancy of that Designated Beneficiary, provided such distributions begin within one year of the Owner's death.


RLNY-IA-1090                                                6

--------------------------------------------------------------------------------

If the Designated Beneficiary is the surviving spouse of the deceased Owner, the Contract may be continued in the name of the spouse as Owner and these distribution rules are applied by treating the spouse as the Owner. However, on the death of the surviving spouse, this provision regarding spouses may not be used again

If any Owner is not an individual, the death or change (where permitted) of the Annuitant will be treated as the death of an Owner.

The Designated Beneficiary is the person entitled to ownership rights under the Contract. Thus, where no death benefit has become payable, the Designated Beneficiary, for the purposes of applying this section, will be the Owner(s). Where a death benefit has become payable, the Designated Beneficiary, for the purposes of applying this section, is the person(s) entitled to the death benefit, generally the Beneficiary or surviving Owners, as appropriate. Upon the death of any Owner, the Designated Beneficiary will become the Owner and, if an individual, will become the Annuitant.

An Owner may notify us as to the manner of payment under this section. If the Owner has not notified us prior to his or her death, the Designated Beneficiary under the Contract may notify us.

If anything in this contract conflicts with the foregoing Death of the Owner provisions, those provisions will control. The foregoing death of the Owner provisions and this Contract, will, in all events, be construed in a manner consistent with Section 72(s) of the Internal Revenue Code.

THE BENEFICIARY

The Beneficiary is the person to whom we pay death proceeds if any Owner dies prior to the Annuity Commencement Date. See "Proceeds Payable to the Beneficiary" for more information. We pay death proceeds to the primary Beneficiary (unless there are joint Owners in which case the Death Benefit proceeds are payable to the surviving Owner). If the primary Beneficiary dies before the Owner, the death proceeds are paid to the Contingent Beneficiary, if any. If there is no surviving Beneficiary, we pay the death proceeds to the Owner's estate.

One or more persons may be named as primary Beneficiary or contingent Beneficiary. In the case of more than one Beneficiary, we will assume any death proceeds are to be paid in equal shares to the surviving Beneficiaries. You can specify other than equal shares.

You have the right to change Beneficiaries, unless you designate the primary Beneficiary irrevocable. When an irrevocable Beneficiary has been designated, you and the irrevocable Beneficiary may have to act together to exercise the rights and options under this Contract.

When naming or changing the Beneficiary(ies), you may specify the form of payments of the Death Benefits. We will honor the specified form of payment to the extent permitted under Section 72(s) of the Internal Revenue Code. If the form of payment is not specified, the Beneficiary(ies) may determine the manner of payment, to the extent allowed by the Code.

CHANGE OF OWNER OR BENEFICIARY

During your lifetime and while this Contract is in effect you can transfer ownership of this Contract or change the Beneficiary. To make any of these changes, you must send us written notice of the change in a form satisfactory to us. If there are joint Owners, both must agree to the change. The change will take effect as of the day the notice is signed. The change will not affect any payment made or action taken by us before receiving the change at our Customer Service Center. A Change of Owner may affect the amount of Death Benefit payable under this Contract. See Proceeds Payable to Beneficiary and Benefit Option Packages.


RLNY-IA-1090                                                7

                     PREMIUM PAYMENTS AND ALLOCATION CHANGES
--------------------------------------------------------------------------------

INITIAL PREMIUM PAYMENT

The Initial Premium Payment is required to put this Contract in effect. The amount of the Initial Premium Payment is shown in the Schedule.

ADDITIONAL PREMIUM PAYMENTS

You may make additional Premium Payments under this Contract after the end of the Right to Examine period. Restrictions on additional Premium Payments, such as the Attained Age of the Annuitant or Owner and the timing and amount of each payment, are shown in the Schedule. We reserve the right to defer acceptance of or to return any additional Premium Payments.

As of the date we receive and accept your additional Premium Payment:

     (1) The Accumulation Value will increase by the amount of the Premium Payment less any premium deductions as shown in the Schedule.

     (2) The increase in the Accumulation Value will be allocated among the Divisions of the Variable Separate Account and General Account in accordance with your instructions. If you do not provide such instructions, allocation will be among the Divisions of the Variable Separate Account and General Account in proportion to the amount of Accumulation Value in each Division.

Where to Make Payments

Remit the Premium Payments to our Customer Service Center at the address shown on the cover page. On request we will give you a receipt signed by our treasurer.

YOUR RIGHT TO CHANGE ALLOCATION OF ACCUMULATION VALUE

You may change the allocation of the Accumulation Value between the Divisions after the end of the Right to Examine period. Prior to the Annuity Commencement Date, allocation changes in excess of twelve in any Contract Year are subject to the Excess Allocation Charge as stated in the Schedule. To make an allocation change, you must provide us with satisfactory notice at our Customer Service Center. The change will take effect when we receive the notice.

TRANSFERS FROM A GUARANTEED INTEREST DIVISION OF THE GENERAL ACCOUNT

You may transfer amounts allocated to a Guaranteed Interest Division of the General Account with a Guarantee Period of one year or less to any other Guarantee Period then offered or any of the available Variable Separate Account Divisions at any time prior to the Maturity Date of the Guarantee Period

However, we require that amounts allocated to a Guaranteed Interest Division, but not the earnings thereon, with a Guarantee Period of more than one year not be transferred until the Maturity Date of that Guarantee Period. We will notify you at least thirty days prior to a Maturity Date of your options for renewal. If we do not receive notification by the Maturity Date, the Accumulation Value in the maturing Guarantee Period will automatically be transferred to a one-year Guarantee Period. Upon such automatic transfer, you may reallocate any of the Accumulation Value thus transferred to any other Guarantee Period then offered or any of the Variable Separate Account Divisions, subject to any limitations described in the Contract. If the period remaining from the expiry of the previous Guarantee Period to the Annuity Commencement Date is less than the period you have elected or the period expiring, the next shortest period then available that will not extend beyond the Annuity Commencement Date will be offered to you.

We may, at our discretion, disallow amounts previously transferred from a Guaranteed Interest Division to the Variable Separate Account Divisions to be transferred back to a Guaranteed Interest Division for a period of at least six months from the date of transfer.


RLNY-IA-1090                                                8

--------------------------------------------------------------------------------

LIMITATIONS OF ALLOCATIONS

WE RESERVE THE RIGHT TO RESTRICT OR PROHIBIT ALLOCATIONS INTO AND OUT OF THE GENERAL ACCOUNT. SUCH RESTRICTION OR PROHIBITION MAY BE MADE UPON 30 DAYS NOTICE TO YOU WITH REGARD TO FUTURE TRANSFERS AND PREMIUM PAYMENTS INTO THE GENERAL ACCOUNT. SUCH LIMITS MAY BE DOLLAR RESTRICTIONS ON ALLOCATIONS INTO THE GENERAL ACCOUNT OR WE MAY RESTRICT REALLOCATIONS INTO THE GENERAL ACCOUNT. REFER TO THE SECTION ENTITLED RESTRICTED FUNDS BELOW FOR INFORMATION REGARDING ADDITIONAL LIMITATIONS WITH RESPECT TO RESTRICTED FUNDS WHICH MAY APPLY TO THE GUARANTEED INTEREST DIVISIONS OF THE GENERAL ACCOUNT.

WHAT HAPPENS IF A VARIABLE SEPARATE ACCOUNT DIVISION IS NOT AVAILABLE

When a distribution is made from an investment portfolio supporting a unit investment trust Separate Account Division in which reinvestment is not available, we will allocate the distribution to the Specially Designated Division shown in the Schedule unless you specify otherwise.

Such a distribution may occur when an investment portfolio or Division matures, when distribution from a portfolio or Division cannot be reinvested in the portfolio or Division due to the unavailability of securities, or for other reasons. When this occurs because of maturity, we will send written notice to you thirty days in advance of such date. To elect an allocation to other than the Specially Designated Division shown in the Schedule, you must provide satisfactory notice to us at least seven days prior to the date the investment matures. Such allocations will not be counted as an allocation change of the Accumulation Value for purposes of the number of free allocations permitted.

RESTRICTED FUNDS

Restricted Funds are subject to limits as to amounts which may be invested or transferred into such Divisions. The designation of a Division as a Restricted Fund may be changed upon 30 days notice to you with regard to future transfers and Premium Payments into such Division. When a new Division is made available it may be designated as a Restricted Fund. Restricted Funds, if any, are shown in the Schedule. If so designated, the rules regarding its restrictions will be sent to you. Applicable total Contract limits are shown below.

Restricted Fund Limits

            Maximum
        Allocation % of             Maximum
      Accumulation Value           Premium %             Dollar Cap
      ------------------           ---------             ----------
              30%                   99.999%              $9,999,999

We also limit amounts which may be invested or transferred into each individual Restricted Fund. The limits for investment in each Restricted Fund are expressed as a percentage of Accumulation Value, premium or maximum dollar amount. The limits for investment in an individual Restricted Fund are the same as the aggregate Restricted Fund Limits set forth above.


RLNY-IA-1090                                                9

--------------------------------------------------------------------------------


THRESHOLDS

Each Restricted Fund has one or more thresholds at which point no further amounts may be allocated to that Division. Compliance with a threshold is verified whenever there is a transaction initiated which is subject to such threshold (Premium Payments, transfers, withdrawals). A threshold is applied to the total Accumulation Value of each Restricted Fund. Thresholds may be changed by us for new premiums, transfers or withdrawals by Restricted Fund upon 30 day notice.

DOLLAR CAP

The Dollar Cap is the dollar amount at which no further Accumulation Value may be added to Restricted Funds.

PREMIUM THRESHOLD

The threshold for premium by Restricted Fund limits the amount of any premium which may be allocated to that Division. Should a request for allocation to a Restricted Fund exceed the limit in effect for that Division or for the Contract, any excess over that amount shall be allocated prorata to any non-Restricted Fund(s) in which the Contract is then invested. Should the Contract not be invested in other non-Restricted Funds, the excess will be invested in the Specially Designated Division unless we receive written instructions to do otherwise. Premium allocations must also satisfy the Allocation Threshold.

ALLOCATION THRESHOLD

Allocations into a Restricted Fund are limited to that amount such that the Accumulation Value in that Restricted Fund after such allocation does not exceed the threshold for that Division and does not cause the Contract's total limit on allocation to Restricted Funds to be exceeded. If the amount of an allocation would cause either limit to be exceeded, the allocation will only be executed to the extent the lower limit would allow.

Allocations from a Restricted Fund will be allowed even if the amount remaining in the Restricted Fund after an allocation exceeds the Allocation Threshold. If a program of allocations over time is authorized by us, verification of the threshold will be performed at the initiation of such program. If such program is modified at a later date, a testing of thresholds will be done at that time.

THRESHOLDS - EFFECT ON WITHDRAWALS

If a withdrawal is requested while any Accumulation Value is allocated to Restricted Funds and the Allocation Threshold percentage is currently exceeded, the percentage for funds invested in Restricted Funds for the total Contract, after taking into account the withdrawal, may not be higher than prior to the withdrawal. Should the calculated effect of a withdrawal result in the total Contract threshold being exceeded, the excess portion of the withdrawal will be processed prorata from all Variable Divisions. Systematic withdrawals, while the Contract has investments in Restricted Funds, if not withdrawn prorata from all Divisions, shall be monitored annually to assure threshold compliance. Should the effect of such withdrawals cause a Restricted Fund to exceed its threshold, the Divisions from which the withdrawals are processed may be adjusted to assure that the percentage of Accumulation Value in the Restricted Funds does not increase.

THRESHOLD PROCESSING

For the purpose of calculating any thresholds, the values for the Divisions will be determined using the prior day's closing Index of Investment Experience.



RLNY-IA-1090                                               10

                HOW WE MEASURE THE CONTRACT'S ACCUMULATION VALUE
--------------------------------------------------------------------------------

The variable Annuity Benefits under this Contract are provided through investments which may be made in our Separate Accounts.

THE VARIABLE SEPARATE ACCOUNT

The Separate Account is a unit investment trust Separate Account, organized in and governed by the laws of the State of New York, our state of Domicile. The Separate Account is divided into Divisions, each of which is available for investment under this Contract.

The Variable Separate Account is kept separate from our General Account and any other Separate Accounts we may have. It is used to support Variable Annuity Contracts and may be used for other purposes permitted by applicable laws and regulations. We own the assets in the Variable Separate Account. Assets equal to the reserves and other liabilities of the Variable Separate Account will not be charged with liabilities that arise from any other business we conduct. Income and realized and unrealized gains or losses from assets in the Variable Separate Account are credited to or charged against the account without regard to other income, gains or losses in our other investment accounts.

The Variable Separate Account will invest in mutual funds, unit investment trusts and other investment portfolios which we determine to be suitable for this Contract's purposes. The Variable Separate Account is treated as a unit investment trust under Federal securities laws. It is registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940. The Variable Separate Account is also governed by state law as designated above. The trusts may offer non-registered series.

Variable Separate Account Divisions

A unit investment trust Separate Account includes Divisions, each investing in a designated investment portfolio. The Divisions and the investment portfolios designated may be managed by a separate investment adviser. Such adviser may be registered under the Investment Advisers Act of 1940.

Changes within the Variable Separate Account

We may, from time to time, make additional Variable Separate Account Divisions available to you. These Divisions will invest in investment portfolios we find suitable for this Contract. We also have the right to eliminate Divisions from a Variable Separate Account, to combine two or more Divisions or to substitute a new portfolio for the portfolio in which a Division invests. A substitution may become necessary if, in our judgment, a portfolio or Division no longer suits the purpose of this contract. This may happen due to a change in laws or regulations, or a change in a portfolio's investment objectives or restrictions, or because the portfolio or Division is no longer available for investment, or for some other reason. We will obtain any required regulatory approvals before making such a substitution.

Subject to any required regulatory approvals, we reserve the right to transfer assets of the Variable Separate Account which we determine to be associated with the class of contracts to which this contract belongs, to another Variable Separate Account or Division.

When permitted by law, we reserve the right to:

     (1) deregister a Variable Separate Account under the Investment Company Act of 1940;

     (2) operate a Variable Separate Account as a management company under the Investment Company Act of 1940, if it is operating as a unit investment trust;

     (3) operate a Variable Separate Account as a unit investment trust under the Investment Company Act of 1940, if it is operating as a managed Variable Separate Account;

     (4) restrict or eliminate any voting rights of Owners, or other persons who have voting rights to a Variable Separate Account; and

     (5) combine a Variable Separate Account with other Variable Separate Accounts.


RLNY-IA-1090                                               11

--------------------------------------------------------------------------------

THE GENERAL ACCOUNT

The General Account contains all assets of the Company other than those in the Separate Accounts we establish. We may, from time to time, offer other Divisions where assets are held in our General Account.

VALUATION PERIOD

Each Division will be valued at the end of each Valuation Period on a Valuation Date. A Valuation Period is each Business Day together with any non-Business Days before it. A Business Day is any day the New York Stock Exchange (NYSE) is open for trading, and the SEC requires mutual funds, unit investment trusts, or other investment portfolios to value their securities.

ACCUMULATION VALUE

The Accumulation Value of this Contract is the sum of the amounts in each of the Divisions of the Variable Separate Account and General Account. You select the Divisions of the Variable Separate Account and General Account to which to allocate the Accumulation Value.

ACCUMULATION VALUE IN EACH DIVISION

On the Contract Date

On the Contract Date, the Accumulation Value is allocated to each Division as elected by you, subject to certain terms and conditions imposed by us. We reserve the right to allocate premium to the Specially Designated Division during any Right to Examine period. After such time, allocation will be made proportionately in accordance with the initial allocation(s) as elected by you, unless you specify otherwise.

On each Valuation Date

At the end of each subsequent Valuation Period, the amount of Accumulation Value in each Division

     (1) We take the Accumulation Value in the Division at the end of the preceding Valuation Period.

     (2) We multiply (1) by the Variable Separate Account Division's Net Rate of Return for the current Valuation Period or we calculate the interest to be credited to a Guaranteed Interest Division for the current Valuation Period.

     (3)  We add (1) and (2).

     (4) We add to (3) any additional Premium Payments (less any premium deductions as shown in the Schedule) allocated to the Division during the current Valuation Period.

     (5) We add or subtract allocations to or from that Division during the current Valuation Period.

     (6) We subtract from (5) any Partial Withdrawals from the Division during the current Valuation Period.

     (7)  We subtract from (6) the amounts deducted from that Division for:

          (a) any charges due for the Optional Benefit Riders as shown in the Schedule;

          (b)  any deductions from Accumulation Value as shown in the Schedule.

However, if elected, amounts deducted will be taken from the Charge Deduction Division.

MEASUREMENT OF INVESTMENT EXPERIENCE

Index of Investment Experience

The Investment Experience of a Variable Separate Account Division is determined on each Valuation Date. We use an Index to measure changes in each Division's experience during a Valuation Period. We set the Index at $10 when the first investments in a Division are made. The Index for a current Valuation Period equals the Index for the preceding Valuation Period multiplied by the Experience Factor for the current Valuation Period.



RLNY-IA-1090                                               12

--------------------------------------------------------------------------------

How We Determine the Experience Factor (Net Return Factor)

For Divisions of a unit investment trust Separate Account, the Experience Factor reflects the Investment Experience of the portfolio in which the Division invests as well as the charges assessed against the Division for a Valuation Period. The factor is calculated as follows:

     (1) We take the net asset value of the portfolio in which the Division invests at the end of the current Valuation Period.

     (2) We add to (1) the amount of any dividend or capital gains distribution declared for the investment portfolio and reinvested in such portfolio during the current Valuation Period. We subtract from that amount a charge for our taxes, if any.

     (3) We divide (2) by the net asset value of the portfolio at the end of the preceding Valuation Period.

     (4) We subtract the daily Mortality and Expense Risk Charge for each Division for each day in the Valuation Period.

     (5) We subtract the daily Asset Based Administrative Charge described in the Schedule for each day in the Valuation Period.

Calculations for Divisions investing in unit investment trusts are on a per unit basis.

Net Rate of Return for a Variable Separate Account Division (Net Return Rate) The Net Rate of Return for a Variable Separate Account Division during a Valuation Period is the Experience Factor for that Valuation Period minus one.

Interest Credited to a Guaranteed Interest Division

Accumulation Value allocated to a Guaranteed Interest Division will be credited with the Guaranteed Interest Rate for the Guarantee Period in effect on the date the premium or reallocation is applied. Once applied, such rate will be guaranteed until the Maturity Date of that Guarantee Period. Interest will be credited daily at a rate to yield the declared annual Guaranteed Interest Rate. No Guaranteed Interest Rate will be less than the Minimum Interest Rate shown in the Schedule.

CHARGES DEDUCTED FROM ACCUMULATION VALUE ON EACH CONTRACT PROCESSING DATE

Expense charges and fees are shown in the Schedule.

Charge Deduction Division Option

We will deduct all charges against the Accumulation Value of this Contract from the Charge Deduction Division if you elected this option on the application. If you did not elect this Option or if the charges are greater than the amount in the Charge Deduction Division, the charges against the Accumulation Value will be deducted as follows:

     (1) If these charges are less than the Accumulation Value in the Variable Separate Account Divisions, they will be deducted proportionately from all Divisions.

     (2) If these charges exceed the Accumulation Value in the Variable Separate Account Divisions, any excess over such value will be deducted proportionately from any Guaranteed Interest Divisions in the General Account.

Any charges taken from the General Account will be taken from the Guaranteed Interest Divisions starting with the Guarantee Period nearest its Maturity Date until such charges have been paid.

At any time while this Contract is in effect, you may change your election of this Option. To do this you must send us a written request to our Customer Service Center. Any change will take effect within seven days of the date we receive your request.


RLNY-IA-1090                                              13

                             YOUR CONTRACT BENEFITS
--------------------------------------------------------------------------------

While this Contract is in effect, there are important rights and benefits that are available to you. We discuss these rights and benefits in this section.

CASH VALUE BENEFIT

Cash Surrender Value

The Cash Surrender Value, while the Annuitant is living and before the Annuity Commencement Date, is determined as follows:

     (1)  We take the Contract's Accumulation Value;

     (2)  We deduct any Surrender Charges;

     (3) We deduct any charges shown in the Schedule that have been incurred but not yet deducted, including:

          (a)  any administrative charge that has not yet been deducted;

          (b)  the pro rata part of any charges for Optional Benefit Riders; and

          (c)  any applicable premium or other tax.

Cancelling to Receive the Cash Surrender Value

On or before the Annuity Commencement Date if the Annuitant is living, you may surrender this Contract to us. To do this, you must return this Contract with a signed request for cancellation to our Customer Service Center.

The Cash Surrender Value will vary daily. We will determine the Cash Surrender Value as of the date we receive the Contract and your signed request in our Customer Service Center. All benefits under this Contract will then end.

We will usually pay the Cash Surrender Value within seven days; but, we may delay payment as described in the Payments We May Defer provision.

PARTIAL WITHDRAWALS

After the Contract Date, you may make Partial Withdrawals by providing satisfactory notice at our Customer Service Center. The maximum amount that can be withdrawn each Contract Year without being considered an Excess Partial Withdrawal is described below. We will collect a Surrender Charge for Excess Partial Withdrawals and a charge for any unrecovered Premium Taxes. In no event may a Partial Withdrawal be greater than 90% of the Cash Surrender Value. After a Partial Withdrawal, the remaining Accumulation Value must be at least $100 to keep the Contract in force. Systematic Partial Withdrawals and Conventional Partial Withdrawals may not be taken in the same Contract Year.

To determine the Surrender Charge on Excess Partial Withdrawals, the withdrawals will occur in the following order:

     (1)  The Free Amount;

     (2)  Premium Payments made seven or more years prior to the withdrawal;

     (3)  Premium Payments made fewer than seven years prior to withdrawal; and

     (4)  Any Remaining Accumulation Value.

Free Amounts are not treated as withdrawals of Premium Payments for purposes of calculating any Surrender Charge.


RLNY-IA-1090                                              14

--------------------------------------------------------------------------------

Conventional Partial Withdrawals
Minimum Withdrawal Amount:  $100.

The maximum amount that can be taken as a Conventional Partial Withdrawal each Contract Year without being considered an Excess Partial Withdrawal is the Free Amount, equal to 10% of the Contract's Accumulation Value, determined as of the date of withdrawal. If Benefit Option Package III is elected, any percentage of the Free Amount not taken in any Contract Year, calculated as of the last withdrawal in that year, will accumulate to a maximum of 30%. If Benefit Option Package III is elected after the Contract Date, this right of accumulation will begin on the date Option III is elected.

Systematic Partial Withdrawals

Systematic Partial Withdrawals may be elected to commence after 28 days from the Contract Issue Date and may be taken on a monthly, quarterly or annual basis. You select the day withdrawals will be made, but no later than the 28th day of the month. If you do not elect a day, the same day of the month as the Contract Date will be used. Systematic Partial Withdrawals are not allowed from any Divisions participating in a Dollar Cost Averaging program.

Minimum Withdrawal Amount:  $100.

Maximum Withdrawal Amounts:

 Variable Separate Account Divisions: .833% of Accumulation Value monthly,
                                      2.5% of Accumulation Value quarterly or
                                      10% of Accumulation Value annually.

 Guaranteed Interest Divisions        Interest
                                      earned on a Guaranteed
                                      Interest Division for the
                                      prior month, quarter or
                                      year (depending on the
                                      frequency selected).

A Systematic Partial Withdrawal in excess of the Free Amount may be subject to a Surrender Charge.

SURRENDER CHARGE

A Surrender Charge is imposed as a percentage of premium not previously withdrawn if the Contract is surrendered or an Excess Partial Withdrawal is taken. The percentage imposed at time of surrender or Excess Partial Withdrawal depends on the number of complete years that have elapsed since a Premium Payment was made. The Surrender Charge expressed as a percentage of each Premium Payment is as follows:

Complete Years Elapsed
Since Premium Payment     0     1     2     3     4     5     6    7+
---------------------------------------------------------------------
Surrender Charges         6%    6%    6%    6%    5%    4%    3%   0%

WAIVER OF SURRENDER CHARGE

We will waive any Surrender Charge incurred due to a surrender or Excess Partial Withdrawal in the event you are subject to Qualified Extended Medical Care or suffer from a Qualifying Terminal Illness subject to the provisions described below.

   Extended Medical Care

   To qualify for this waiver, you must first begin receiving Qualified Extended Medical Care on or after the first Contract Anniversary and receive such care for at least 45 days during any continuous sixty-day period. Your request for the surrender or withdrawal, together with written proof of such Qualified Extended Medical Care, must be received at our Customer Service Center during the term of such care or within ninety days after the last day upon which you received such care.


RLNY-IA-1090                                              15

--------------------------------------------------------------------------------

   "Qualified Extended Medical Care" means confinement in a Qualifying Licensed Hospital or Nursing Care Facility prescribed by a Qualifying Medical Professional.

   "Qualifying Licensed Hospital or Nursing Care Facility" means a state-licensed hospital or state-licensed skilled or intermediate care nursing facility at which (a) medical treatment is available on a daily basis, and (b) daily medical records are kept on each patient. This does not include a facility whose purpose is to provide accommodations, board or personal care services to individuals who do not need medical or nursing care; nor a place mainly for rest.

   "Qualifying Medical Professional" means a legally-qualified practitioner of the healing arts who:

     (a)  is acting within the scope of his or her license;

     (b)  is not a resident of your household or that of the Annuitant, and

     (c)  is not related to you or the Annuitant by blood or marriage.

   Terminal Illness

   To qualify for this waiver, you must be first diagnosed by a Qualifying Medical Professional as having a Qualifying Terminal Illness on or after the first Contract Anniversary,. Written proof of terminal illness satisfactory to us must be received at our Customer Service Center.

   "Qualifying Terminal Illness" means an illness or accident, the result of which results in a life expectancy of twelve months or less, as measured from the date of diagnosis.

   To qualify for Waiver of Surrender Charge, written proof satisfactory to us must be submitted to our Customer Service Center and, where applicable, be attested to by a Qualifying Medical Professional. We may require an examination, at our cost, by a Qualifying Medical Professional of our choice.

DOLLAR COST AVERAGING (DCA)

Systematic Dollar Cost Averaging Program

You may elect to participate in our Systematic Dollar Cost Averaging (DCA) program which permits you to systematically transfer amounts from the Liquid Asset Division, or a Guaranteed Interest Division with a one-year Guarantee Period (referred to as "Source Accounts"), to one or more of the Variable Separate Account Divisions as specified by you, subject to the following:

     (a) The Accumulation Value in the Source Account at the time this DCA program begins must be at least $1,200.

     (b) You elect the amount to be transferred. A minimum monthly transfer amount of $100 is required.

     (c)  The transfer date will be the same day each month as the Contract
          Date.

     (d) The maximum that may be transferred each month is the Accumulation Value in the Source Account divided by 12.

     (e) If, on any transfer date, the Accumulation Value in a Source Account is equal to or less than the amount you elected to have transferred, the entire amount will be transferred and this DCA program will end.

You may terminate this DCA program at any time by sending us satisfactory notice at least 7 days before the next scheduled transfer.


RLNY-IA-1090                                              16

--------------------------------------------------------------------------------

Dollar Cost Averaging Program for Special Guaranteed Interest Divisions

You may also elect to participate in the DCA program available for the allocation of all or a portion of an initial or additional Premium Payment, as specified by you, to a special Guaranteed Interest Division with a six-month or one-year Guarantee Period. Each allocation will be guaranteed an interest rate which will be equal to or greater than that provided on Guarantee Periods not participating in this DCA program, for the entire Guarantee Period elected. At the end of the Guarantee Period, 100% of the Accumulation Value in the maturing Guarantee Period will be automatically transferred to one or more of the Variable Separate Account Divisions as specified by you, subject to the following:

     (a) A minimum Premium Payment of $1,200 allocated to a special Guaranteed Interest Division is required.

     (b) There is no minimum or maximum transfer amount. 100% of the Accumulation Value will be automatically transferred in equal monthly payments over the six month or one year Guarantee Period. During the Guarantee Period, scheduled transfers from a Guaranteed Interest Division participating in this DCA program to one or more of the Variable Separate Account Division will automatically occur.

     (c) Transfers from a Variable Separate Account Division to a Guaranteed Interest Division participating in this DCA program are not allowed.

PROCEEDS PAYABLE TO THE BENEFICIARY

Prior to the Annuity Commencement Date

If you die prior to the Annuity Commencement Date, we will pay the Beneficiary the Death Benefit based on the Benefit Option Package elected and in effect on the date of death. If there are joint Owners and any Owner dies, we will pay the surviving Owner(s) the Death Benefit. We will pay the amount on receipt of due proof of the Owner's death at our Customer Service Center. Such amount may be received in a single lump sum or applied to any of the Annuity Options (see Choosing an Income Plan). When the Owner (or all Owners where there are joint Owners) is not an individual, the Death Benefit will become payable on the death of the Annuitant prior to the Annuity Commencement Date (unless a Contingent Annuitant survived the Annuitant). Only one Death Benefit is payable under this Contract. In all events, distributions under the Contract must be made as required by applicable law.

How to Claim Payments to Beneficiary

We must receive proof of the Owner's (or the Annuitant's) death before we will make any payments to the Beneficiary. We will calculate the Death Benefit as of the date we receive due proof of death. The Beneficiary should contact our Customer Service Center for instructions.


RLNY-IA-1090                                              17

                             BENEFIT OPTION PACKAGES
--------------------------------------------------------------------------------

This Contract offers three Benefit Option Packages. The Option Package you elect is shown in the Schedule.

ELECTION OF BENEFIT OPTION PACKAGES

On any Contract Anniversary prior to and including the date you reach Attained Age 80, you may elect to replace the Benefit Option Package in effect with one of the other Benefit Option Packages provided you are the sole Owner and you meet the eligibility criteria stated below. Such election must be received by us in writing at our Customer Service Center on or during the sixty day period immediately preceding the Contract Anniversary.

The effective date of the newly elected Benefit Option Package will be the Contract Anniversary at the end of the sixty day election period. We will issue another Schedule reflecting the new Benefit Option Package Chosen. This new Schedule will reflect the new Schedule Date and the revised Charges, if any, for the Benefit Option Package elected.

DESCRIPTION OF BENEFIT OPTION PACKAGE I

Benefit Option Package I is not available if, at the time of election, the Contract's Accumulation Value is less than $15,000 ($1,500 for Qualified Plans).

Death Benefit

The Death Benefit is the greatest of (i), (ii), (iii) and (iv) below, where:

     (i) is the Accumulation Value, less any Credits applied within 12 months of the date of death;

     (ii) is the Guaranteed Death Benefit, less any Credits applied within 12 months of the date of death;

     (iii) is the Cash Surrender Value; and

     (iv) is the sum of the premiums paid, reduced by Prorata Partial Withdrawal Adjustment(s) for Accumulation Value

         withdrawn.

Guaranteed Death Benefit

On the Contract Date, the Guaranteed Death Benefit is the initial premium plus any Credits applied, if applicable. On subsequent Valuation Dates, the Guaranteed Death Benefit is calculated as follows:

     (1)  Start with the Guaranteed Death Benefit from the prior Valuation Date.

     (2) Add any additional premiums paid and any Credits during the current Valuation Period to (1).

     (3) Subtract from (2) any Prorata Partial Withdrawal Adjustments for any Partial Withdrawal made.

Prorata Partial Withdrawal Adjustments

For any partial withdrawal, the Death Benefit components will be reduced by Prorata Partial Withdrawal Adjustments. The Prorata Partial Withdrawal Adjustment to a Death Benefit component for a partial withdrawal is equal to (1) divided by (2) multiplied by (3), where:

     (1)  is the Accumulation Value withdrawn;

     (2)  is the Accumulation Value immediately prior to withdrawal; and

     (3) is the amount of the applicable Death Benefit component immediately prior to the withdrawal.

Change of Owner

A change of Owner will result in recalculation of the Option I Death Benefit and the Guaranteed Death Benefit. If the new Owner's Attained Age at the time of the change is less than 86, the Guaranteed Death Benefit in effect prior to the change will remain in effect and the Death Benefit provision shall apply. If the new Owner's Attained Age is 86 or greater at the time of the change, the Guaranteed Death Benefit will be zero, and the Death Benefit will then be the Cash Surrender Value.

(1)


RLNY-IA-1090                                              18

--------------------------------------------------------------------------------

DESCRIPTION OF BENEFIT OPTION PACKAGE II

Benefit Option Package II is not available if there are Joint Contract Owners or if, at the time of election, the Contract's Accumulation Value is less than $5,000 ($1,500 for Qualified Plans).

Death Benefit

The Death Benefit is the greatest of (i), (ii), (iii) and (iv) below, where:

     (i) is the Accumulation Value less any Credits applied within 12 months of the date of death;

     (ii) is the Guaranteed Death Benefit less any Credits applied within 12 months of the date of death;

     (iii) is the Cash Surrender Value; and

     (iv)is the sum of premiums paid, reduced by Prorata Partial Withdrawal Adjustment(s) for Accumulation Value withdrawn.

Guaranteed Death Benefit

On the Contract Date, the Guaranteed Death Benefit is the initial premium plus any Credits applied, if applicable. On subsequent Valuation Dates, the Guaranteed Death Benefit is calculated as follows:

     (1)  Start with the Guaranteed Death Benefit on the prior Valuation Date.

     (2) Add to (1) any additional premium and any Credits applied, if applicable, since the prior Valuation Date.

     (3) Subtract from (1) any Prorata Partial Withdrawal Adjustments for any Partial Withdrawals taken since the prior Valuation Period.

     (4) On a Valuation Date that occurs on or prior to the Owner's Attained Age 90, which is also a Contract Anniversary, we set the Guaranteed Death Benefit equal to the greater of (2) or the Accumulation Value as of such date. On all other Valuation Dates, the Guaranteed Death Benefit is equal to (2).

Prorata Partial Withdrawal Adjustments

For any partial withdrawal, the Death Benefit components will be reduced by Prorata Partial Withdrawal Adjustments. The Prorata Partial Withdrawal Adjustment to a Death Benefit component for a partial withdrawal is equal to (1) divided by (2) multiplied by (3), where:

     (1)  is the Accumulation Value withdrawn;

     (2)  is the Accumulation Value immediately prior to withdrawal; and

     (3) is the amount of the applicable Death Benefit component immediately prior to the withdrawal

Change of Owner

A change of Owner will result in recalculation of the Option II Death Benefit and the Guaranteed Death Benefit. If the new Owner's Attained Age at the time of the change is less than 81, the Guaranteed Death Benefit in effect prior to the change will remain in effect and the provisions of the Benefit Option Package in effect at the time of the change, will continue to apply. If the new Owner's Attained Age at the time of the change is 81 or greater, or if Joint Owners are named, the provisions of Benefit Option Package I will apply and we will issue a new Schedule reflecting the Schedule Date and the revised charges, if any, applicable to Benefit Option Package I.


RLNY-IA-1090                                              19

--------------------------------------------------------------------------------

DESCRIPTION OF BENEFIT OPTION PACKAGE III

Benefit Option Package III is not available if there are Joint Contract Owners or if, at the time of election, the Contract's Accumulation Value is less than $5,000 ($1,500 for Qualified Plans).

Partial Withdrawal Option

The maximum amount that can be taken as a Conventional Partial Withdrawal each Contract Year without being considered an Excess Partial Withdrawal is the Free Amount, equal to 10% of the Contract's Accumulation Value, determined as of the date of withdrawal. If Benefit Option Package III is elected, any percentage of the Free Amount not taken in any Contract Year, calculated as of the last withdrawal in that year, will accumulate to a maximum of 30%. If Option III is elected after the Contract Date, this right of accumulation will begin on the date Option III is elected.

Death Benefit

The Death Benefit is the greatest of (i), (ii), (iii) and (iv) below, where:

     (i) is the Accumulation Value less any Credits applied within 12 months of the date of death;

     (ii) is the Guaranteed Death Benefit less any Credits applied within 12 months of the date of death;

     (iii) is the Cash Surrender Value; and

     (iv) is the sum of premiums paid, reduced by Prorata Partial Withdrawal Adjustment(s) for Accumulation Value withdrawn.

Guaranteed Death Benefit

On the Contract Date, the Guaranteed Death Benefit is the initial premium plus any Credits applied, if applicable. On subsequent Valuation Dates, the Guaranteed Death Benefit is calculated as follows:

     (1)  Start with the Guaranteed Death Benefit on the prior Valuation Date.

     (2) Add to (1) any additional premium and any Credits applied, if applicable, since the prior Valuation Date.

     (3) Subtract from (1) any Prorata Partial Withdrawal Adjustments for any Partial Withdrawals taken since the prior Valuation Period.

     (4) On a Valuation Date that occurs on or prior to the Owner's Attained Age 90, which is also a Contract Anniversary, we set the Guaranteed Death Benefit equal to the greater of (2) or the Accumulation Value as of such date. On all other Valuation Dates, the Guaranteed Death Benefit is equal to (2).

Prorata Partial Withdrawal Adjustments

For any partial withdrawal, the Death Benefit components will be reduced by Prorata Partial Withdrawal Adjustments. The Prorata Partial Withdrawal Adjustment to a Death Benefit component is equal to (1) divided by (2), multiplied by (3), where:

     (1)  is the Accumulation Value withdrawn;

     (2)  is the Accumulation Value immediately prior to withdrawal; and

     (3) is the amount of the applicable Death Benefit component immediately prior to the withdrawal.

Change of Owner

A change of Owner will result in recalculation of the Option III Death Benefit and the Guaranteed Death Benefit. If the new Owner's Attained Age at the time of the change is less than 81, the Guaranteed Death Benefit in effect prior to the change will remain in effect and the provisions of the Benefit Option Package in effect at the time of the change, will continue to apply. If the new Owner's Attained Age at the time of the change is 81 or greater, or if Joint Owners are named, the provisions of Benefit Option Package I will apply and we will issue a new Schedule reflecting the Schedule Date and the revised charges, if any, applicable to Benefit Option Package I.


RLNY-IA-1090                                              20

--------------------------------------------------------------------------------

CONTINUATION UPON DEATH OF OWNER - APPLICABLE TO ALL BENEFIT OPTION PACKAGES

         Spousal Continuation Upon Death of Owner

If at the Owner's death, the surviving spouse of the deceased Owner is the Beneficiary and such surviving spouse elects to continue the Contract as their own pursuant to Internal Revenue Code Section 72(s) or the equivalent provisions of U.S. Treasury Department rules for qualified plans, the following will apply:

(a) If the greater of (ii) and (iv) in the Death Benefit provision as of the date we receive due proof of death of the Owner, minus the Accumulation Value, also as of that date, is greater than zero, we will add such difference to the Accumulation Value. Such addition will be allocated to the Divisions of the Separate Account then available in the same proportion as the Accumulation Value in each available Division bears to the Accumulation Value in all such Divisions. If there is no Accumulation Value in any Division then available, the addition will be allocated to the Liquid Asset Division, or its successor.

(b) The Guaranteed Death Benefit will continue to apply, with all age criteria using the surviving spouse's age as the determining age.

(c) At subsequent surrender, any Surrender Charge applicable to premiums paid prior to the date we receive due proof of death of the Owner will be waived. Any premiums paid later will be subject to any applicable Surrender Charge.

Non Spousal Continuation upon Death of Owner

If, at the Owner's death, the non spouse beneficiary of the deceased Owner elects to continue the Certificate for the purpose of taking distributions pursuant to Internal Revenue Code Section 72(s) or the equivalent provisions of U.S. Treasury Department rules for qualified plans, the following will apply:

    (a) If the greater of (ii) and (iv) in the Death Benefit provision as of the date we receive due proof of death of the Owner, minus the Accumulation Value, also as of that date, is greater than zero, we will add such difference to the Accumulation Value. Such addition will be allocated to the Divisions of the Separate Account then available in the same proportion as the Accumulation Value in each available Division bears to the Accumulation Value in all such Divisions. If there is no Accumulation Value in any Division then available, the addition will be allocated to the Liquid Asset Division, or its successor.

(b) Thereafter, the Guaranteed Death Benefit will no longer be available under this Contract, and the amount payable upon the death of the non spouse beneficiary, if such beneficiary dies while receiving distributions under this Contract, will be the Accumulation Value as of the date we receive due proof of such beneficiary's death.

(c) No additional premium payments may be made under this Contract following the date we receive due proof of death of the Owner.

(d) At subsequent surrender, any applicable Surrender Charges will be waived.



RLNY-IA-1090                                              21

                             CHOOSING AN INCOME PLAN
--------------------------------------------------------------------------------

ANNUITY BENEFITS

If you and the Annuitant are living on the Annuity Commencement Date, we will begin making payments to you. We will make these payments under the Annuity Option (or Options) elected by you. You may elect to apply any portion of the Accumulation Value (minus any applicable premium tax) to any Annuity Option by making a written request at least 30 days prior to the Annuity Commencement Date. When the Annuity Option is elected, you must also tell us if payments are to be made as a Fixed Annuity, a Variable Annuity or some combination of Fixed and Variable Annuity. If Variable Annuity payments are elected, you must also select the Assumed Interest Rate (AIR) and specify the portion of the Accumulation Value (less any applicable premium tax) to be allocated to the available Divisions. If no Annuity Option has been elected by the Required Annuity Commencement Date shown in the Schedule, payments will be made as a Fixed Annuity under Option 2 on a 10-year period certain basis. The amount of the payments will be determined by applying the Accumulation Value on the Annuity Commencement Date in accordance with the Annuity Options section below (see Payments We May Defer). After payments begin, only those payable as Variable Annuity Payments under Option 1 may be commuted to a lump sum. The interest rate used to determine the commuted value will be the interest rate used to compute the Annuity Payments.

Before we pay any Annuity Benefits, we require the return of this Contract. If this Contract has been lost, we require the applicable lost Contract form.

Fixed Annuity Payments

If Fixed Annuity payments are chosen, the payment rate for the option chosen, shown in the tables in the Schedule, reflects the minimum guaranteed interest rate. Interest rates actually paid may be higher.

Variable Annuity Payments

If Variable Annuity payments are chosen, the initial payment for the option chosen, shown in the Schedule, reflects the Assumed Interest Rate selected by you. Thereafter, the Divisions must earn this rate plus enough to cover any deductions stated in the Schedule if future Annuity Payments are to remain level. If earnings exceed this amount, Annuity Payments will increase; if earnings are less, Annuity Payments will decrease.

Annuity Units

The Number of Annuity Units is based on the amount of the first Variable Annuity Payment which is equal to:

     (1) The portion of the Accumulation Value applied to pay a Variable Annuity Payment (minus any applicable premium tax); divided by

     (2)  1,000; multiplied by

     (3) The payment rate in the tables shown in the Schedule for the option chosen.

Such amount, or portion, of the Variable Annuity Payment will be divided by the appropriate Annuity Unit Value on the tenth Valuation Date before the due date of the first payment to determine the number of Annuity Units. Thereafter, the number of Annuity Units remains unchanged. Each future payment is equal to the sum of the products of each Annuity Unit Value multiplied by the appropriate number of Annuity Units. The Annuity Unit Value on the tenth Valuation Date prior to the due date of the payment is used.

Annuity Unit Value

On any Valuation Date, an Annuity Unit Value is equal to:

     (1)  The Annuity Unit Value on the previous Valuation Day; multiplied by

     (2)  The Annuity Net Return Factor(s) for the Valuation Date; multiplied by

     (3)  A Factor to reflect the AIR.

The Annuity Unit Value and Annuity Payment amount may go up or down due to investment gain or loss.

RLNY-IA-1090                                              22

--------------------------------------------------------------------------------

Net Return Factor

The Net Return Factor(s) is(are) used to compute all Variable Annuity Payments for any Division in the Variable Separate Account. The Net Return Factor for each Division is equal to 1.0000 plus the Net Rate of Return.

The Net Rate of Return is equal to:

     (1) The value of the shares of the Division at the end of a Valuation Date; minus

     (2) The value of shares of the Division at the start of the Valuation Date; plus or minus

     (3) Taxes (or reserves for taxes) on the Separate Account (if any); divided by

     (4) The value of shares of the Division at the start of the Valuation Date; minus

     (5) The daily Asset Based Administrative Charges and Mortality and Expense Risk Charges described in the Schedule for each day in the Valuation Period.

A Net Return Rate may be more or less than 0%.

The value of a share in a Division is equal to the net assets of the Division divided by the number of shares outstanding.

Annuity Payments shall not be changed due to mortality or expense results.

ALLOCATION CHANGES

You have the right to request allocation changes among Divisions of the Variable Separate Account to any other Division then available. After the Annuity Commencement Date, allocation changes in excess of four in any Contract Year are subject to the Excess Allocation Charge as stated in the Schedule. After Annuity Payments begin, allocation changes are not allowed between values providing Fixed Annuity Payments and Variable Annuity Payments.

ANNUITY COMMENCEMENT DATE SELECTION

You select the Annuity Commencement Date. You may select any date following the first Contract Anniversary but before the required date of Annuity Commencement as shown in the Schedule. On the Annuity Commencement Date, the age of the Annuitant plus the number of years payments are guaranteed must not exceed 100. If you do not select a date, the Annuity Commencement Date will be in the month following the required date of Annuity Commencement.

FREQUENCY SELECTION

You may choose the frequency of the Annuity Payments. They may be monthly, quarterly, semi-annually or annually. If we do not receive written notice from you, the payments will be made monthly.

THE INCOME PLAN

While this Contract is in effect and before the Annuity Commencement Date, you may choose one or more Annuity Options for the payment of Death Benefit proceeds. If, at the time of your death, no Option has been chosen for paying the Death Benefit proceeds, the Beneficiary may choose an Option within one year. You may also elect an Annuity Option on surrender of the Contract for its Cash Surrender Value. For each Option we will issue a separate written agreement putting the Option into effect.

Our approval is needed for any Option where:

     (1)  the person named to receive payment is other than you or Beneficiary;
          or

     (2)  the person named is not a natural person, such as a corporation; or

     (3) any income payment would be less than the minimum annuity income payment shown in the Schedule.

RLNY-IA-1090                                              23

--------------------------------------------------------------------------------

THE ANNUITY OPTIONS

Option 1.  Income for a Fixed Period

Payment is made in equal installments for a fixed number of years. The number of years must be at least 5 and not more than 30.

Option 2.  Single Life Income

Payment is made to the person named in equal monthly installments based on one of the following, as elected by you:

     (a) Payments continue as long as the Annuitant is living and cease at the Annuitant's death.

     (b) Payments continue for a period certain and continue thereafter as long as the Annuitant is living. The period certain may be between 5 and 30 years as specified by you.

     (c) Payments continue as long as the Annuitant is living. At the Annuitant's death, the difference between the sum of the payments made and the Accumulation Value applied to this option is paid to the Beneficiary in a lump sum. This "Cash Refund" feature is available only if the total amount applied to the Option is taken as a Fixed Annuity payment.

Option 3.  Joint Life Income

This Option is available if there are two Annuitants, one of whom is designated the Primary Annuitant and the other the Secondary Annuitant. Monthly payments continue as long as at least one of the Annuitants is living based on one of the following, as elected by you:

     (a)  Payments continue as long as either Annuitant is living;

     (b) Payments continue for a period certain and continue thereafter as long as either Annuitant is living. The period certain may be between 5 and 30 years as specified by you;

     (c) Payments continue as long as either Annuitant is living. At the death of both Annuitants, the difference between the sum of the payments made and the Accumulation Value applied to this option is paid to the Beneficiary in a lump sum. This "Cash Refund" feature is available only if the total amount applied to the Option is taken as a Fixed Annuity payment.

If Fixed Annuity Payments are chosen under Options 1, 2(a), 2(b), 3(a) or 3(b), you may also elect to have payments increase annually at 1%, 2% or 3% compounded annually.

Payment may be made under any other method mutually agreed upon by you and us.

Betterment of Rates

Annuity Payments at the time of commencement will not be less than those that would otherwise be provided by the application of an amount to purchase any single premium immediate annuity offered by us at the time to the same class of annuitants. Such amount will be the greater of (1) the Cash Surrender Value; or
(2) ninety-five percent of what the Cash Surrender Value would be if there were no Surrender Charge applied.

PAYMENT WHEN NAMED PERSON DIES

When the person named to receive payment dies, we will pay any amounts still due as provided by the Option agreement. The amounts still due are determined as follows:

     (1) For Option 1, or for any remaining guaranteed payments in Option 2 or Option 3, payments will be continued.

     (2) For Option 2a and 3a, no amounts are payable after the Annuitant's death.


RLNY-IA-1090                                              24

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                           OTHER IMPORTANT INFORMATION
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SENDING NOTICE TO US

Whenever written notice is required, send it to our Customer Service Center. The address of our Customer Service Center is shown on the cover page. Please include your Contract number in all correspondence.

REPORTS TO OWNER

We will send you a report at least once during each Contract Year. The report will be mailed to your last known address and will show the Accumulation Value, Cash Surrender Value and Death Benefit as of the end of the Contract Processing Period. The report will also show the allocation of the Accumulation Value as of such date and the amounts deducted from or added to the Accumulation Value since the last report. The report will also include any information that may be currently required by the insurance supervisory official of the jurisdiction in which the Contract is delivered.

We will also send you copies of any shareholder reports of the portfolios in which the Divisions of the Variable Separate Account invest, as well as any other reports, notices or documents required by law to be furnished to Owners.

ASSIGNMENT - USING THIS CONTRACT AS COLLATERAL SECURITY

You can assign this Contract as collateral security for a loan or other obligation. This does not change the ownership. Your rights and any Beneficiary's right are subject to the terms of the assignment. The Beneficiary's rights may be subordinate to those of an assignee unless the Beneficiary was designated as an irrevocable Beneficiary prior to the assignment. To make or release an assignment, we must receive written notice satisfactory to us, at our Customer Service Center. We are not responsible for the validity of any assignment.

CHANGING THIS CONTRACT

This Contract or any additional benefit riders may be changed to another annuity plan according to our rules at the time of the change.

CONTRACT CHANGES - APPLICABLE TAX LAW

We reserve the right to make changes in this Contract or its Riders to the extent we deem it necessary to continue to qualify this Contract as an annuity. Any such changes will apply uniformly to all Contracts that are affected. You will be given advance written notice of such changes.

MISSTATEMENT OF AGE OR SEX

If an age or sex has been misstated, the amounts payable or benefits provided by this Contract will be those that the Premium Payment made would have bought at the correct age or sex. If we make an underpayment due to the misstatement, the underpayment amount will be paid in one sum with interest credited at the rate of 3%. In case of an overpayment, the overpayment amount plus interest at 3% will be deducted from the current or succeeding payments

NON-PARTICIPATING

This Contract does not participate in the divisible surplus of Reliastar Life Insurance Company of New York.


RLNY-IA-1090                                              25

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                     OTHER IMPORTANT INFORMATION (continued)
--------------------------------------------------------------------------------

CONTESTABILITY

This Contract is incontestable from its date of issue.

PAYMENTS WE MAY DEFER

We may not be able to determine the value of the assets of the Variable Separate Account Divisions because:

     (1)  The NYSE is closed for trading;

     (2)  the SEC determines that a state of emergency exists;

     (3) an order or pronouncement of the SEC permits a delay for the protection of Owners; or


     (4) the check used to pay the premium has not cleared through the banking system. This may take up to 15 days.

During such times, as to amounts allocated to the Divisions of the Variable Separate Account, we may delay:

     (1)  determination and payment of the Cash Surrender Value;

     (2) determination and payment of any Death Benefit if death occurs before the Annuity Commencement Date;

     (3)  allocation changes of the Accumulation Value; or

     (4)  application of the Accumulation Value under an income plan.

As to the amounts allocated to a Guaranteed Interest Division in the General Account, we may, at any time, defer reallocation from the General Account or payment of the Cash Surrender Value for up to six months after we receive a request for it. We will allow interest of at least 3.00% a year or greater if required by state law, on any Cash Surrender Value payment derived from the Guaranteed Interest Divisions that we defer 10 days or more.

AUTHORITY TO MAKE AGREEMENTS

All agreements made by us must be signed by one of our officers. No other person, including an insurance agent or broker, has the authority to:

     (1)  change any of this Contract's terms;

     (2)  extend the time for Premium Payments; or

     (3)  make any agreement binding on us.

REQUIRED NOTE ON OUR COMPUTATIONS

We have filed a detailed statement of our computations with the insurance supervisory official in the jurisdiction where this Contract is delivered. The values are not less than those required by the law of that state or jurisdiction. Any benefit provided by an attached Optional Benefit Rider will not increase these values unless otherwise stated in that Rider.


RLNY-IA-1090                                              26

FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT - NO DIVIDENDS

--------------------------------------------------------------------------------

          Variable Cash Surrender Values while the Annuitant and Owner are living and prior to the Annuity Commencement Date. Death Benefit subject to guaranteed minimum. Partial Withdrawal Option. Non-participating. Investment results reflected in values.

RLNY-IA-1090